                                                                     EXHIBIT 4.1

                          THIRD SUPPLEMENTAL INDENTURE


         THIRD SUPPLEMENTAL INDENTURE (the "Third Supplemental Indenture"), dated and effective as of October 1, 2003, is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), the Restricted Subsidiaries executing as Subsidiary Guarantors (the "Subsidiary Guarantors"), Canadian Rig Leasing, Inc., an Oklahoma corporation ("Canadian"), Indocorp of Oklahoma, Inc., an Oklahoma corporation ("Indocorp"), Parker Drilling Company Eastern Hemisphere, Ltd., an Oklahoma corporation ("PDCEH"), Parker Drilling Company International, Inc., a Delaware corporation ("PDCII"), Parker Drilling Company of Argentina, Inc., a Nevada corporation ("PDCA"), Parker Drilling Company of Singapore, Ltd., an Oklahoma corporation ("PDCS"), Parker Drilling Company of South America, Inc., an Oklahoma corporation ("PDCSA") and Parker Drilling Company of Mexico, LLC, a Nevada limited liability company ("PDCM"), (Canadian, Indocorp, PDCEH, PDCA, PDCS, PDCSA and PDCM shall collectively be referred to herein as the "New Guarantors"), and JPMorgan Chase Bank, a New York banking organization, as Trustee (the "Trustee").

               RECITALS OF THE COMPANY, THE SUBSIDIARY GUARANTORS
                             AND THE NEW GUARANTORS

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of May 2, 2002, by and among the Company, the Subsidiary Guarantors and the Trustee (as amended by the First Supplemental Indenture and the Second Supplemental Indenture, the "2002 Indenture") for the benefit of one another and for the ratable benefit of the Holders of the 10 1/8% Senior Notes due 2009, (the "Notes") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the 2002 Indenture and the Notes by the Company ("Indenture Obligations");

         WHEREAS, Section 9.01(a)(vi) of the 2002 Indenture provides that under certain conditions the Company, the Subsidiary Guarantors and the Trustee may, without the consent of any Holder of a Note, amend or supplement the 2002 Indenture to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in Section 10.02 of the 2002 Indenture;

         WHEREAS, pursuant to Section 10.02 of the Indenture, the New Guarantors are required to be added as guarantors of the Indenture Obligations;

         WHEREAS, Section 10.02 of the 2002 Indenture requires (i) the execution by the New Guarantors of this Third Supplemental Indenture whereby said New Guarantors agree to be bound by the terms of the 2002 Indenture as applicable to a Subsidiary Guarantor and (ii) the execution by the New Guarantors of a Subsidiary Guarantee in the form prescribed by the 2002 Indenture;

         WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by resolution of the board of directors of the Company and the Subsidiary Guarantors and the board of directors of each of the New Guarantors has authorized this Third Supplemental Indenture and the execution of a Subsidiary Guarantee; and

         WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture valid and binding upon the Company, the Subsidiary Guarantors and the New Guarantors and enforceable against the New Guarantors in accordance with its terms, have been performed and fulfilled;

         NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Notes, as follows:

         SECTION 1. Certain Terms Defined in the 2002 Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the 2002 Indenture.

         SECTION 2. Additional Guarantors; Subsidiary Guarantee.

                  Section 2.1. The New Guarantors, by execution and delivery of this Third Supplemental Indenture, hereby agree to be bound by the terms of the 2002 Indenture as a Subsidiary Guarantor.

                  Section 2.2 Attached hereto as Exhibit A is a Subsidiary Guarantee of the New Guarantors in the form prescribed by the 2002 Indenture, by which each New Guarantor agrees to guarantee the obligations of the Company in accordance with the terms of the Subsidiary Guarantee.

         SECTION 3. Effectiveness. This Third Supplemental Indenture shall become effective upon:

                  (a) the execution and delivery of this Third Supplemental Indenture by the Company, the Subsidiary Guarantors, the New Guarantors and the Trustee; and

                  (b) the delivery by the Company to the Trustee of the Opinion of Counsel and an Officers' Certificate as required pursuant to Sections 11.04 and 11.05 of the 2002 Indenture and addressing the matters required pursuant to such sections.

         SECTION 4. Particular Representations and Covenants.

                  Section 4.1. Authority. The Company, the Subsidiary Guarantors and the New Guarantors are duly authorized to execute and deliver this Third Supplemental Indenture, and all corporate action on their part required for the execution and delivery of this Third Supplemental Indenture has been duly and effectively taken.

                  Section 4.2. Correctness of Recitals. The Company and the Subsidiary Guarantors and the New Guarantors represent and warrant that all recitals and statements in this Third Supplemental Indenture are true and correct.

         SECTION 5. Concerning the Trustee.

                  Section 5.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

                  Section 5.2 Responsibility for Recitals. The recitals and statements contained in this Third Supplemental Indenture shall be taken as recitals and statements of the Company, the Subsidiary Guarantors and the New Guarantors and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver it.

         SECTION 6. Miscellaneous Provisions.

                  Section 6.1 Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                  Section 6.2 Compliance with Trust Indenture Act. This Third Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended, (the "TIA"). If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

                  Section 6.3 Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 6.4 Binding Effect. All covenants and agreements in this Third Supplemental Indenture by the Company or by any of the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

                  Section 6.5 Governing Law. The internal laws of the State of New York shall govern and be used to construe this Third Supplemental Indenture.

                  Section 6.6 Continuation of 2002 Indenture. Except as amended by this Third Supplemental Indenture, the terms and conditions of the 2002 Indenture shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

                                   PARKER DRILLING COMPANY


                                   By: /s/ James W. Whalen
                                      -----------------------------------------
                                   Name:  James W. Whalen
                                   Title: Sr. Vice President-Finance and
                                          Chief Financial Officer

                                   JPMORGAN CHASE BANK, as Trustee


                                   By: /s/ Rebecca Newman
                                      -----------------------------------------
                                   Name:
                                   Title:

                                   SUBSIDIARY GUARANTORS:

                                   Parker Drilling Company of Oklahoma,
                                      Incorporated
                                   Parker Drilling Company Limited (Nevada)
                                   Choctaw International Rig Corp.
                                   Parker Drilling Company of New Guinea, Inc.
                                   Parker Drilling Company North America, Inc.
                                   Parker-VSE, Inc.  (formerly Vance Systems
                                      Engineering, Inc.)
                                   DGH, Inc.
                                   Parker Drilling Company International Limited Parker USA Drilling Company
                                      (formerly Parcan Limited)
                                   Parker Technology, Inc.

                                   Parker Drilling Offshore Corporation
                                      (formerly Hercules Offshore Corporation)
                                   Parker Drilling Offshore International, Inc.
                                   Anachoreta, Inc.
                                   Pardril, Inc.
                                   Parker Aviation, Inc.
                                   Parker Drilling (Kazakhstan), Ltd.
                                   Parker Drilling Company of Niger
                                   Parker North America Operations, Inc.
                                   Selective Drilling Corporation
                                   Universal Rig Service Corp.
                                   Creek International Rig Corp.


                                   By: /s/ David W. Tucker
                                      -----------------------------------------
                                   Name: David W. Tucker
                                   Its:  Vice President & Treasurer

                                   Parker Technology, L.L.C.


                                   By: /s/ David W. Tucker
                                      -----------------------------------------
                                   Name: David W. Tucker
                                   Its:  Vice President & Manager

                                   Parker Drilling Offshore USA, L.L.C.
                                   (formerly Mallard Bay Drilling, L.L.C.)


                                   By: /s/ David W. Tucker
                                      -----------------------------------------
                                   Name: David W. Tucker
                                   Its:  Treasurer & Manager

                                   Parker Drilling Management Services, Inc.


                                   By: /s/ David W. Tucker
                                      -----------------------------------------
                                   Name: David W. Tucker
                                   Its:  President

                                   Parker Tools, LLC


                                   By: /s/ Tom Junk
                                      -----------------------------------------
                                   Name: Tom Junk
                                   Its:  President and Manager

                                   Quail USA, LLC


                                   By: /s/ W. Kirk Brassfield
                                      -----------------------------------------
                                   Name: W. Kirk Brassfield
                                   Its:  President and Manager

                                   Parker USA Resources, LLC


                                   By: /s/ Tom Junk
                                      -----------------------------------------
                                   Name:  Tom Junk
                                   Its:   President and Manager

                                   PD Management Resources, L.P.

                                   By: /s/ David W. Tucker
                                      -----------------------------------------
                                   Name:  David W. Tucker
                                   Title: President of its General Partner,
                                          Parker Drilling
                                          Management Services, Inc.

                                   Parker Offshore Resources, L.P.


                                   By: /s/ David W. Tucker
                                      -----------------------------------------
                                   Name:  David W. Tucker
                                   Title: President of its General Partner,
                                          Parker Drilling
                                          Management Services, Inc.

                                   Quail Tools, L.P.


                                   By: /s/ W. Kirk Brassfield
                                      -----------------------------------------
                                   Name:  W. Kirk Brassfield
                                   Title: President of its General Partner,
                                          Quail USA, LLC

                                   NEW GUARANTORS:

                                   Canadian Rig Leasing, Inc.
                                   Indocorp of Oklahoma, Inc
                                   Parker Drilling Company Eastern Hemisphere,
                                     Ltd.
                                   Parker Drilling Company International, Inc.
                                   Parker Drilling Company of Argentina, Inc.
                                   Parker Drilling Company of Singapore, Ltd.
                                   Parker Drilling Company of South America,
                                     Inc.

                                   By: /s/ David W. Tucker
                                      -----------------------------------------
                                   Name:  David W. Tucker
                                   Its:   Vice President

                                   Parker Drilling Company of Mexico, LLC


                                   By: /s/ Steve Pittillo
                                      -----------------------------------------
                                   Name:
                                   Its:

                                                                     Exhibit "A"

                              SUBSIDIARY GUARANTEE

         This Subsidiary Guarantee is hereby executed as of the ___ day of _________, 2003, by the each of the undersigned Restricted Subsidiaries. Terms not defined herein shall have the meanings as set forth in the 2002 Indenture (as described below).

                                    RECITALS:

WHEREAS, pursuant to Section 10.02(a) of the Indenture dated May 2, 2002, (as previously and heretofore amended, the "2002 Indenture") by and among Parker Drilling Company (the "Company"), the Restricted Subsidiaries which are already Subsidiary Guarantors, and JPMorgan Chase Bank, as Trustee, pursuant to which the Company has issued its 10 1/8% Senior Notes due 2009 (the "Notes"), it is a requirement that each of the undersigned Restricted Subsidiaries execute a supplemental indenture agreeing to be bound by the terms of the 2002 Indenture and to execute a Subsidiary Guarantee in accordance with the terms of the 2002 Indenture; and

WHEREAS, each of the undersigned Restricted Subsidiaries has executed the Third Supplemental Indenture to the 2002 Indenture pursuant to which it agrees to be a Subsidiary Guarantor thereof and to execute a Subsidiary Guarantee;

NOW, THEREFORE:

Each of the undersigned Restricted Subsidiaries jointly and severally and unconditionally guarantees, on a senior basis (each such guarantee being a "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of the 2002 Indenture, the Notes or the obligations of the Company under the 2002 Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes of every series issued thereunder shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under the 2002 Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the 2002 Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section
6.02 of the 2002 Indenture. Each Subsidiary Guarantor agrees that this is a guarantee of payment, not a guarantee of collection. Capitalized terms used herein have the meanings assigned to them in the 2002 Indenture unless otherwise indicated, and the obligations of the Subsidiary Guarantors pursuant to the Subsidiary Guarantees are subject to the terms of the 2002 Indenture, to which reference is hereby made for the precise terms thereof. The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the 2002 Indenture are expressly set forth, and are senior unsecured obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article 10 of the 2002 Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such 2002 Indenture for the precise terms of the Subsidiary Guarantee therein made.

                              Canadian Rig Leasing, Inc.
                              Indocorp of Oklahoma, Inc
                              Parker Drilling Company Eastern Hemisphere, Ltd. Parker Drilling Company International, Inc. Parker Drilling Company of Argentina, Inc.

                              Parker Drilling Company of Singapore, Ltd.
                              Parker Drilling Company of South America, Inc.

                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name: David W. Tucker
                              Its:  Vice President


                              Parker Drilling Company of Mexico, LLC


                              By: /s/ Steve Pittillo
                                 ----------------------------------------------
                              Name:
                              Its: